SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York 10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 30, 2008, New York Mortgage Trust, Inc. (the “Company") issued a press release announcing that its Board of Directors declared a cash dividend of $0.16 per share on its common stock for the quarter ended June 30, 2008 and updating its previously issued earnings guidance for the 2008 second quarter. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included under Item 7.01 in this Current Report on Form 8-K (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On June 30, 2008, the Company announced that its Board of Directors declared a cash dividend of $0.16 per share on shares of its common stock for the quarter ended June 30, 2008. The dividend is payable on July 25, 2008 to common stockholders of record on June 30, 2008.

In addition, the Company’s Board of Directors declared a dividend of $0.50 per share, on shares of its Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) for the 2008 second quarter in accordance with the terms of the Series A Preferred Stock. The dividend is payable on July 31, 2008 to stockholders of record on June 30, 2008.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith this Current Report on Form 8-K.

99.1	Press Release dated June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: July 3, 2008	By: /s/ Steven R. Mumma
Steven R. Mumma
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated June 30, 2008.